UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2024
Date of Report (date of earliest event reported)
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ACV Auctions Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40256	47-2415221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
640 ELLICOTT STREET #321
Buffalo, NY 14203
(Address of principal executive offices and zip code)
(800) 553-4070
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.001 per share	ACVA	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2024, the Board of Directors (the “Board”) of ACV Auctions Inc. (the “Company”) appointed Andrew Peer the Company’s principal accounting officer. Mr. Peer, age 40, has been with the Company since 2018 and has held accounting and financial operational roles of increasing responsibility, including Vice President and Corporate Controller of Accounting. Prior to joining the Company, Mr. Peer was Chief Financial Officer at Kreher Family Farms and was a Senior Manager in the Audit and Business Advisory Services group of PricewaterhouseCoopers LLP.

There are no arrangements or understandings between Mr. Peer and any other persons pursuant to which he was selected as principal accounting officer. Mr. Peer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and he has no family relationships with any of the directors or executive officers of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2024, the Board of Directors (the “Board”) of ACV Auctions Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved and adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of July 25, 2024, to clarify and implement certain procedural and disclosure requirements for Company stockholders proposing director nominations for consideration at the Company’s annual or special meetings of stockholders in connection with the “universal proxy” rules adopted by the Securities and Exchange Commission pursuant to Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The amendments also include other technical, conforming, clarifying and modernizing revisions to the Bylaws.

Among other revisions, the amendments to the Bylaws:

•clarify certain procedural requirements with respect to the making of director nominations and bringing of other business by stockholders, primarily related to the delivery of notices and the number of nominees that stockholders may nominate for election;
•enhance the disclosure requirements for the making of director nominations and bringing of other business by stockholders to include (a) additional information regarding such stockholders and their affiliates and (b) a requirement that such information is updated and supplemented to be accurate and timely;
•require that any stockholder making director nominations pursuant to Rule 14a-19 of the Exchange Act comply with Rule 14a-19 of the Exchange Act and include a representation that such stockholder intends to solicit the holders of shares of the Company’s common stock representing at least 67% of the voting power of the shares entitled to vote on the election of directors and provide reasonable evidence of compliance with Rule 14a-19 of the Exchange Act;
•add a requirement that stockholder nominees for director complete a questionnaire and provide certain other information, representations and agreements that the Company may reasonably request;
•require any stockholder soliciting proxies from other stockholders to use a proxy card color other than white, with white proxy cards being reserved for exclusive use by the Board;
•limit the number of nominees a stockholder may nominate to the number of directors to be elected at the meeting; and
•update the notice period for stockholders to bring certain proposals pursuant to the Bylaws.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits
(d): Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of ACV Auctions Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACV AUCTIONS INC.

Date	July 29, 2024	By:	/s/ Leanne Fitzgerald
Leanne Fitzgerald
Chief Legal Officer